Exhibit 99.1

NETSCOUT Reports First Quarter Fiscal Year 2020 Financial Results

WESTFORD, Mass.--(BUSINESS WIRE)--August 1, 2019--NETSCOUT SYSTEMS, INC. (NASDAQ: NTCT), a leading provider of service assurance, security, and business analytics, today announced financial results for its first quarter fiscal year 2020 ended June 30, 2019.

“We delivered first-quarter earnings per share performance in-line with our expectations on lower- than-expected revenue as we continued to closely manage our cost structure,” stated Anil Singhal, NETSCOUT’s president and chief executive officer. “While we continue to see constrained spending and elongated purchasing cycles for service providers, we are excited to see more 5G projects surfacing. For example, we received a large order early in our second quarter that we anticipate will be recognized as revenue in the second half of our fiscal year.”

Commenting on the Company’s plans and outlook for fiscal year 2020, Singhal said, “Despite the first-quarter revenue shortfall, we are re-affirming our non-GAAP revenue guidance range of $895 million to $915 million and remain committed to managing our cost structure to deliver non-GAAP EPS within our guidance range of $1.40 to $1.45.”

Notable developments and highlights:

  In early April, NETSCOUT completed the acquisition of Eastwind Networks which includes new talent in enterprise breach analytics and detection technology expertise furthering our security product development.
  In mid-April, NETSCOUT held its annual user conference, Engage19, where it showcased its solutions to more than 700 attendees representing many of the world’s largest and most innovative service providers and enterprises, highlighted product roadmaps including new enterprise threat analytics and packet forensics, and provided hands-on tutorial workshops.
  In mid-July, the Company announced that NETSCOUT received the NorthFace ScoreBoard Award℠ (NFSB) from Customer Relationship Management Institute LLC (CRMI) after achieving excellence in customer service and support for its NETSCOUT nGeniusONE® Service Assurance solution in 2018. NETSCOUT is a nine-time winner of this award.
  In late July, NETSCOUT announced the availability of Arbor Threat Analytics (ATA), the industry’s first Network-Based Threat Detection and Analytics Platform to provide complete visibility into today’s multi-cloud environments. The product combines NETSCOUT’s unparalleled access to network intelligence (both on the internet and inside the largest enterprise networks) with its ability to rapidly identify and characterize threats using its extensive experience in traffic monitoring and analytics. As a result, ATA can recognize more threats faster than other tools and can provide rich traffic context for fast triage and forensic investigation. NETSCOUT will showcase Arbor Threat Analytics at the annual Black Hat cyber security show in Las Vegas, NV next week.

Q1 FY20 Financial Results

Total revenue (GAAP) for the first quarter of fiscal year 2020 was $186.0 million, compared with $205.1 million in the same quarter one year ago. Non-GAAP total revenue for the first quarter of fiscal year 2020 was $186.1 million versus $206.0 million in the same quarter one year ago. First-quarter non-GAAP revenue in fiscal year 2019 included $10.4 million attributable to the handheld network test (HNT) tools business that was divested in mid-September 2018. A reconciliation of GAAP and non-GAAP results is included in the attached financial tables.

Product revenue (GAAP and non-GAAP) for the first quarter of fiscal year 2020 was $75.7 million, which was approximately 41% of total revenue. This compares with first-quarter fiscal year 2019 product revenue (GAAP) of $96.9 million, which was approximately 47% of total revenue, and first-quarter fiscal year 2019 non-GAAP product revenue of $97.3 million, which was approximately 47% of total non-GAAP revenue. First-quarter fiscal year 2019 non-GAAP product revenue included $8.0 million associated with the divested HNT tools business.

Service revenue (GAAP) for the first quarter of fiscal year 2020 was $110.3 million, or approximately 59% of total revenue versus service revenue (GAAP) of $108.2 million, or approximately 53% of total revenue, for the same period one year ago. On a non-GAAP basis, service revenue for fiscal year 2020’s first quarter was $110.4 million, or approximately 59% of total non-GAAP revenue, versus non-GAAP service revenue of $108.7 million, or approximately 53% of total non-GAAP revenue, for the same quarter one year ago. First-quarter fiscal year 2019 non-GAAP service revenue included $2.4 million associated with the divested HNT tools business.

NETSCOUT’s loss from operations (GAAP) was $24.4 million in the first quarter of fiscal year 2020, compared with a loss from operations (GAAP) of $77.1 million in the comparable quarter one year ago. It should be noted that NETSCOUT’s first quarter fiscal year 2019 loss from operations (GAAP) included a non-cash intangible asset impairment charge of $35.9 million related to its handheld tools business which was divested in September 2018. First-quarter fiscal year 2020 non-GAAP EBITDA from operations was $18.9 million, or 10.2% of non-GAAP quarterly revenue, which compares with $15.4 million, or 7.5% of non-GAAP quarterly revenue in the first quarter of fiscal year 2019. The Company’s first-quarter fiscal year 2020 (GAAP) operating margin was -13.1% versus -37.6% in the prior fiscal year’s first quarter. First-quarter fiscal year 2020 non-GAAP income from operations was $12.1 million with a non-GAAP operating margin of 6.5%. This compares with first-quarter fiscal year 2019 non-GAAP income from operations of $7.4 million and a non-GAAP operating margin of 3.6%.

Net loss (GAAP) for the first quarter of fiscal year 2020 was $29.3 million, or $0.38 per share (diluted) versus net loss (GAAP) of $62.5 million, or $0.78 per share, for the first quarter of fiscal year 2019. On a non-GAAP basis, net income for the first quarter of fiscal year 2020 was $5.6 million, or $0.07 per share (diluted), which compares with $2.1 million, or $0.03 per share (diluted), for the first quarter of fiscal year 2019.

As of June 30, 2019, cash and cash equivalents, and short and long-term marketable securities were $443.2 million, compared with $487.0 million as of March 31, 2019 and $459.1 million as of June 30, 2018. During the first quarter of fiscal year 2020, NETSCOUT repurchased 1.3 million shares of its common stock through its share repurchase program at an average price of $25.57 per share, totaling approximately $33.2 million in the aggregate. In addition, during the first quarter, NETSCOUT repaid $50.0 million of debt and now has $500.0 million outstanding on its $1.0 billion revolving credit facility.

Effective April 1, 2019, NETSCOUT adopted the new Lease Accounting Standards Codification Topic 842 (“ASC 842”) using the modified retrospective method and as a result did not adjust comparative periods or modify disclosures in those comparative periods. The adoption of ASC 842 resulted in the recognition of operating lease ROU assets of approximately $68.2 million, operating lease liabilities of approximately $83.2 million and the elimination of deferred rent of approximately $15.0 million. Operating leases are included in the operating lease ROU assets and lease liabilities on the Company’s balance sheet. The adoption of ASC 842 did not have a material impact on the Company’s consolidated statement of operations, consolidated statement of stockholder’s equity, consolidated statement of comprehensive income (loss) or consolidated statement of cash flows. The new standard had no material impact on liquidity and had no impact on the Company’s debt-covenant compliance under its current debt agreements.

Guidance:

NETSCOUT’s fiscal year 2020 guidance, previously issued in May 2019, is fundamentally unchanged. The Company’s guidance for fiscal year 2020 is as follows:

  NETSCOUT expects GAAP and non-GAAP revenue in the range of $895 million to $915 million in fiscal year 2020 with organic revenue growth (which excludes the $18.0 million in HNT tools revenue from fiscal year 2019) in the low single digit range.
  The Company’s fiscal year 2020 GAAP net income per share (diluted) is expected to range from $0.03 to $0.08. NETSCOUT’s fiscal year 2020 non-GAAP net income per share (diluted) performance is expected to range from $1.40 to $1.45.
  A reconciliation between GAAP and non-GAAP revenue and net income per share (diluted) for NETSCOUT’s guidance is included in the attached financial tables.

Conference Call Instructions:

NETSCOUT will host a conference call to discuss its first-quarter fiscal year 2020 financial results today at 8:30 a.m. ET. This call will be webcast live through NETSCOUT’s website at https://ir.netscout.com/investors/overview/default.aspx. Alternatively, people can listen to the call by dialing (785) 424-1667. The conference call ID is NTCTQ120. A replay of the call will be available after 12:00 p.m. ET on August 1, 2019 for approximately one week. The number for the replay is (800) 695-2185 for U.S./Canada and (402) 530-9028 for international callers.

Use of Non-GAAP Financial Information:

To supplement the financial measures presented in NETSCOUT's press release in accordance with accounting principles generally accepted in the United States ("GAAP"), NETSCOUT also reports the following non-GAAP measures: non-GAAP total revenue, non-GAAP product revenue, non-GAAP service revenue, non-GAAP income from operations, non-GAAP operating margin, non-GAAP earnings before interest and other expense, income taxes, depreciation and amortization (EBITDA) from operations, non-GAAP net income, and non-GAAP net income per share (diluted). Non-GAAP revenue (total, product and service) eliminates the GAAP effects of acquisitions by adding back revenue related to deferred revenue revaluation. Non-GAAP income from operations includes the aforementioned revenue adjustments and also removes expenses related to the amortization of acquired intangible assets, share-based compensation, restructuring charges, intangible asset impairment charges, loss on divestiture, costs related to new accounting standard implementation, and certain expenses relating to acquisitions including depreciation costs, compensation for post-combination services and business development and integration costs while adding back transitional service agreement income. Non-GAAP EBITDA from operations, which has been presented herein as a measure of NETSCOUT’s performance, includes the aforementioned items related to non-GAAP income from operations and also removes non-acquisition-related depreciation expense. Non-GAAP operating margin is calculated based on the non-GAAP financial metrics discussed above. Non-GAAP net income includes the aforementioned items related to non-GAAP income from operations, and also removes changes in contingent consideration, net of related income tax effects. Non-GAAP diluted net income per share also excludes these expenses as well as the related impact of all these adjustments on the provision for income taxes. Investors are encouraged to review the related GAAP financial measures and the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measures included in the attached tables within this press release. NETSCOUT also references organic non-GAAP revenue, which includes all of the aforementioned revenue adjustments for non-GAAP revenue and also removes revenue associated with the HNT tools business for comparability purposes with the Company’s quarterly and year-to-date fiscal year 2019 results.

These non-GAAP measures are not in accordance with GAAP, should not be considered an alternative for measures prepared in accordance with GAAP (revenue, gross profit, operating margin, net income and diluted net income per share), and may have limitations because they do not reflect all of NETSCOUT’s results of operations as determined in accordance with GAAP. These non-GAAP measures should only be used to evaluate NETSCOUT’s results of operations in conjunction with the corresponding GAAP measures. The presentation of non-GAAP information is not meant to be considered superior to, in isolation from or as a substitute for results prepared in accordance with GAAP.

NETSCOUT believes these non-GAAP financial measures will enhance the reader’s overall understanding of NETSCOUT’s current financial performance and NETSCOUT's prospects for the future by providing a higher degree of transparency for certain financial measures and providing a level of disclosure that helps investors understand how the Company plans and measures its own business. NETSCOUT believes that providing these non-GAAP measures affords investors a view of NETSCOUT’s operating results that may be more easily compared to peer companies and also enables investors to consider NETSCOUT’s operating results on both a GAAP and non-GAAP basis during and following the integration period of NETSCOUT’s acquisitions. Presenting the GAAP measures on their own, without the supplemental non-GAAP disclosures, might not be indicative of NETSCOUT’s core operating results. Furthermore, NETSCOUT believes that the presentation of non-GAAP measures when shown in conjunction with the corresponding GAAP measures provides useful information to management and investors regarding present and future business trends relating to its financial condition and results of operations.

NETSCOUT management regularly uses supplemental non-GAAP financial measures internally to understand, manage and evaluate its business and to make operating decisions. These non-GAAP measures are among the primary factors that management uses in planning and forecasting.

About NETSCOUT SYSTEMS, INC.

NETSCOUT SYSTEMS, INC. (NASDAQ: NTCT) assures digital business services against disruptions in availability, performance, and security. Our market and technology leadership stems from combining our patented smart data technology with smart analytics. We provide real-time, pervasive visibility, and insights customers need to accelerate and secure their digital transformation. Our approach transforms the way organizations plan, deliver, integrate, test, and deploy services and applications. Our nGenius service assurance solutions provide real-time, contextual analysis of service, network, and application performance. Arbor security solutions protect against DDoS attacks that threaten availability and advanced threats that infiltrate networks to steal critical business assets. To learn more about improving service, network, and application performance in physical or virtual data centers, or in the cloud, and how NETSCOUT’s performance and security solutions, powered by service intelligence can help you move forward with confidence, visit www.netscout.com or follow @NETSCOUT and @ArborNetworks on Twitter, Facebook, or LinkedIn.

Safe Harbor

Forward-looking statements in this release are made pursuant to the safe harbor provisions of Section 21E of the Securities Exchange Act of 1934 and other federal securities laws. Investors are cautioned that statements in this press release, which are not strictly historical statements, including without limitation, the financial guidance for NETSCOUT; the statements regarding market conditions, including that there are more 5G projects surfacing and that NETSCOUT anticipates that an order received in the second quarter will be recognize as revenue in the second half of fiscal year 2020 constitute forward looking statements that involve risks and uncertainties. Actual results could differ materially from the forward-looking statements due to known and unknown risk, uncertainties, assumptions and other factors. Such factors include slowdowns or downturns in economic conditions generally and in the market for advanced network, service assurance and cybersecurity solutions specifically; the volatile foreign exchange environment; the Company’s relationships with strategic partners and resellers; dependence upon broad-based acceptance of the Company’s network performance management solutions; the presence of competitors with greater financial resources than we have, and their strategic response to our products; our ability to retain key executives and employees; the Company’s ability to realize the anticipated savings from recent restructuring actions and other expense management programs; lower than expected demand for the Company’s products and services; and the timing and magnitude of stock buyback activity based on market conditions, corporate considerations, debt agreements, and regulatory requirements. For a more detailed description of the risk factors associated with the Company, please refer to the Company’s Annual Report on Form 10-K for the fiscal year ended March 31, 2019, which is on file with the Securities and Exchange Commission. NETSCOUT assumes no obligation to update any forward-looking information contained in this press release or with respect to the announcements described herein.

©2019 NETSCOUT SYSTEMS, INC. All rights reserved. NETSCOUT and the NETSCOUT logo are registered trademarks or trademarks of NETSCOUT SYSTEMS, INC. and/or its subsidiaries and/or affiliates in the USA and/or other countries.

NETSCOUT SYSTEMS, INC.
Condensed Consolidated Statements of Operations
(In thousands, except per share data)
(Unaudited)

	Three Months Ended June 30,

	2019	2018
Revenue:
Product	$75,719	$96,927
Service	110,305	108,184
Total revenue	186,024	205,111

Cost of revenue:
Product	26,935	32,965
Service	27,808	29,062
Total cost of revenue	54,743	62,027

Gross profit	131,281	143,084

Operating expenses:
Research and development	43,727	55,463
Sales and marketing	73,525	78,132
General and administrative	22,211	26,059
Amortization of acquired intangible assets	16,143	23,465
Impairment of intangible assets	-	35,871
Restructuring charges	123	1,147

Total operating expenses	155,729	220,137

Loss from operations	(24,448)	(77,053)
Interest and other expense, net	(4,399)	(4,693)
Loss before income tax expense (benefit)	(28,847)	(81,746)
Income tax expense (benefit)	496	(19,242)
Net loss	$(29,343)	$(62,504)

Basic net loss per share	$(0.38)	$(0.78)
Diluted net loss per share	$(0.38)	$(0.78)
Weighted average common shares outstanding used in computing:
Net loss per share - basic	77,302	80,358
Net loss per share - diluted	77,302	80,358

NETSCOUT SYSTEMS, INC.
Consolidated Balance Sheets
(In thousands)

	June 30,	March 31,
	2019	2019
	(Unaudited)
Assets
Current assets:
Cash, cash equivalents and marketable securities	$438,075	$485,976
Accounts receivable and unbilled costs, net	160,039	235,318
Inventories	26,479	26,270
Prepaid expenses and other current assets	51,257	53,658

Total current assets	675,850	801,222

Fixed assets, net	56,393	58,951
Goodwill and intangible assets, net	2,366,942	2,384,603
Long-term marketable securities	5,087	1,012
Operating lease right-of-use assets	67,536	-
Other assets	22,193	24,206

Total assets	$3,194,001	$3,269,994

Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$25,578	$24,582
Accrued compensation	41,379	58,501
Accrued other	25,062	24,345
Current portion of operating lease liabilities	11,066	-
Deferred revenue and customer deposits	246,498	272,508

Total current liabilities	349,583	379,936

Other long-term liabilities	6,191	19,493
Deferred tax liability	124,870	124,229
Accrued long-term retirement benefits	35,811	36,284
Long-term deferred revenue	95,529	94,619
Operating lease liabilities, net of current portion	70,582	-
Long-term debt	500,000	550,000

Total liabilities	1,182,566	1,204,561

Stockholders' equity:
Common stock	120	120
Additional paid-in capital	2,841,001	2,828,922
Accumulated other comprehensive loss	(3,184)	(2,639)
Treasury stock, at cost	(1,155,252)	(1,119,063)
Retained earnings	328,750	358,093

Total stockholders' equity	2,011,435	2,065,433

Total liabilities and stockholders' equity	$3,194,001	$3,269,994

NETSCOUT SYSTEMS, INC.
Reconciliation of Current GAAP to Current and Historical Non-GAAP Financial Measures
(In thousands, except per share data)
(Unaudited)

	Three Months Ended		Three Months Ended
	June 30,		March 31,
	2019	2018	2019

Product Revenue (GAAP)	$75,719	$96,927	$125,474
Product deferred revenue fair value adjustment	-	391	-
Non-GAAP Product Revenue	$75,719	$97,318	$125,474

Service Revenue (GAAP)	$110,305	$108,184	$109,528
Service deferred revenue fair value adjustment	48	471	242
Non-GAAP Service Revenue	$110,353	$108,655	$109,770

Revenue (GAAP)	$186,024	$205,111	$235,002
Product deferred revenue fair value adjustment	-	391	-
Service deferred revenue fair value adjustment	48	471	242
Non-GAAP Revenue	$186,072	$205,973	$235,244

Gross Profit (GAAP)	$131,281	$143,084	$176,466
Product deferred revenue fair value adjustment	-	391	-
Service deferred revenue fair value adjustment	48	471	242
Share-based compensation expense (1)	1,734	1,599	1,540
Amortization of acquired intangible assets (2)	6,230	8,402	7,551
Acquisition related depreciation expense (6)	13	33	12
Non-GAAP Gross Profit	$139,306	$153,980	$185,811

Income (Loss) from Operations (GAAP)	$(24,448)	$(77,053)	$29,231
Product deferred revenue fair value adjustment	-	391	-
Service deferred revenue fair value adjustment	48	471	242
Share-based compensation expense (1)	12,743	12,965	12,186
Amortization of acquired intangible assets (2)	22,373	31,867	23,977
Business development and integration expense (3)	(21)	19	488
New standard implementation expense (4)	9	762	26
Compensation for post-combination services (5)	193	449	72
Restructuring charges	123	1,147	1,179
Impairment of intangible assets	-	35,871	-
Acquisition related depreciation expense (6)	121	498	121
Loss on divestiture	-	-	295
Transitional service agreement income (7)	909	-	912
Non-GAAP Income from Operations	$12,050	$7,387	$68,729

Net Income (Loss) (GAAP)	$(29,343)	$(62,504)	$19,211
Product deferred revenue fair value adjustment	-	391	-
Service deferred revenue fair value adjustment	48	471	242
Share-based compensation expense (1)	12,743	12,965	12,186
Amortization of acquired intangible assets (2)	22,373	31,867	23,977
Business development and integration expense (3)	(21)	19	488
New standard implementation expense (4)	9	762	26
Compensation for post-combination services (5)	193	449	72
Restructuring charges	123	1,147	1,179
Impairment of intangible assets	-	35,871	-
Acquisition related depreciation expense (6)	121	498	121
Loss on divestiture	-	-	295
Change in contingent consideration	523	-	1,495
Income tax adjustments (8)	(1,175)	(19,862)	(7,314)
Non-GAAP Net Income	$5,594	$2,074	$51,978

Diluted Net Income (Loss) Per Share (GAAP)	$(0.38)	$(0.78)	$0.24
Share impact of non-GAAP adjustments identified above	0.45	0.81	0.42
Non-GAAP Diluted Net Income Per Share	$0.07	$0.03	$0.66

Shares used in computing non-GAAP diluted net income per share	78,487	81,424	78,562

NETSCOUT SYSTEMS, INC.
Reconciliation of Current GAAP to Current and Historical Non-GAAP Financial Measures - Continued
(In thousands)
(Unaudited)

		Three Months Ended		Three Months Ended
		June 30,		March 31,
		2019	2018	2019

(1)	Share-based compensation expense included in these amounts is as follows:
	Cost of product revenue	$267	$269	$275
	Cost of service revenue	1,467	1,330	1,265
	Research and development	3,819	4,151	3,777
	Sales and marketing	4,135	4,359	3,872
	General and administrative	3,055	2,856	2,997
	Total share-based compensation expense	$12,743	$12,965	$12,186

(2)	Amortization expense related to acquired software and product technology, tradenames, customer relationships included in these amounts is as follows:
	Cost of product revenue	$6,230	$8,402	$7,551
	Operating expenses	16,143	23,465	16,426
	Total amortization expense	$22,373	$31,867	$23,977

(3)	Business development and integration expense included in these amounts is as follows:
	Research and development	$43	$-	$-
	General and administrative	(64)	19	488
	Total business development and integration expense	$(21)	$19	$488

(4)	New standard implementation expense included in these amounts is as follows:
	General and administrative	$9	$762	$26
	Total new standard implementation expense	$9	$762	$26

(5)	Compensation for post-combination services included in these amounts is as follows:
	Research and development	$193	$385	$85
	Sales and marketing	-	12	-
	General and administrative	-	52	(13)
	Total compensation for post-combination services	$193	$449	$72

(6)	Acquisition related depreciation expense included in these amounts is as follows:
	Cost of product revenue	$10	$13	$9
	Cost of service revenue	3	20	3
	Research and development	83	306	84
	Sales and marketing	10	43	10
	General and administrative	15	116	15
	Total acquisition related depreciation expense	$121	$498	$121

(7)	Transitional service agreement income included in these amounts is as follows:
	Research and development	$102	$-	$101
	Sales and marketing	126	-	124
	General and administrative	681	-	687
	Other Income (expense), net	(909)	-	(912)
	Total transitional service agreement income	$-	$-	$-

(8)	Total income tax adjustment included in these amounts is as follows:
	Tax effect of non-GAAP adjustments above	$(1,175)	$(19,862)	$(7,314)
	Total income tax adjustments	$(1,175)	$(19,862)	$(7,314)

NETSCOUT SYSTEMS, INC.
Reconciliation of GAAP Revenue to Non-GAAP Organic Revenue
(In thousands)
(Unaudited)

	Three Months Ended
	June 30,
	2019	2018

GAAP Product Revenue	$75,719	$96,927
Adjustments	-	391
Non-GAAP Product Revenue	$75,719	$97,318
HNT Tools Product Revenue	-	(8,007)
Organic Non-GAAP Product Revenue	$75,719	$89,311

GAAP Service Revenue	$110,305	$108,184
Adjustments	48	471
Non-GAAP Service Revenue	$110,353	$108,655
HNT Tools Service Revenue	-	(2,410)
Organic Non-GAAP Service Revenue	$110,353	$106,245

GAAP Revenue	$186,024	$205,111
Adjustments	48	862
Non-GAAP Revenue	$186,072	$205,973
HNT Tools Revenue	-	(10,417)
Organic Non-GAAP Revenue	$186,072	$195,556

NETSCOUT SYSTEMS, INC.
Reconciliation of Current GAAP to Current and Historical Non-GAAP Financial Measures - Non-GAAP EBITDA
(In thousands)
(Unaudited)

	Three Months Ended		Three Months Ended
	June 30,		March 31,
	2019	2018	2019

Income (loss) from operations (GAAP)	$(24,448)	$(77,053)	$29,231
Previous adjustments to determine non-GAAP income from operations	36,498	84,440	39,498
Non-GAAP Income from operations	12,050	7,387	68,729

Depreciation excluding acquisition related	6,841	7,982	7,271

Non-GAAP EBITDA from operations	$18,891	$15,369	$76,000

NETSCOUT SYSTEMS, INC
Reconciliation of GAAP Financial Guidance to Non-GAAP Financial Guidance
(Unaudited)
(In millions, except net income per share - diluted)

	FY'19	FY'20
GAAP revenue	$909.9	~$895 million to ~$915 million
Deferred service revenue fair value adjustment	$1.2	Less than $1 million
Deferred product revenue fair value adjustment	$0.4	-
Non-GAAP revenue	$911.5	~$895 million to ~$915 million

HNT Tools revenue	$(18.0)	-
Organic non-GAAP revenue	$893.5	~$895 million to ~$915 million

	FY'19	FY'20
GAAP Net Income (Loss)	$(73.3)	~$2 million to ~$6 million
Deferred service revenue fair value adjustment	$1.2	Less than $1 million
Deferred product revenue fair value adjustment	$0.4	-
Amortization of intangible assets	$105.5	~$90 million
Share-based compensation expenses	$56.3	~$50 million
Business development & integration expenses*	$2.5	~$2 million
New accounting standard implementation	$0.9	-
Restructuring costs	$18.7	-
Impairment of intangibles	$35.9	-
Loss on divestiture	$9.5	-
Change in contingent consideration	$1.5	-
Total adjustments	$232.4	~$142 million
Related impact of adjustments on income tax**	$(49.9)	(~$34 million)
Non-GAAP Net Income	$109.2	~$109 million to ~$113 million

GAAP net income (loss) per share (diluted)	$(0.93)	~$0.03 to ~$0.08
Non-GAAP net income per share (diluted)	$1.38	~$1.40 to ~$1.45

Average Weighted Shares Outstanding (diluted GAAP)	78.6	78.2 million
Average Weighted Shares Outstanding (diluted Non-GAAP)	79.3	78.2 million
* Business development & integration expenses include compensation for post-combination services and acquisition-related depreciation expense.
** Assumes an effective non-GAAP tax rate of 24%, which represents the mid-point of the Company's FY'20 effective tax rate estimates that ranges from 23% to 25%.

Contacts

Investors
Anthony Piazza
Vice President, Corporate Finance
978-614-4286
IR@netscout.com

Media
Maribel Lopez
Manager, Marketing & Corporate Communications
781-362-4330
Maribel.Lopez@netscout.com